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                                                                    EXHIBIT 99.4

                          APRIA HEALTHCARE GROUP INC.

              $51,779,000 10% CONVERTIBLE SUBORDINATED DEBENTURES
                      INITIALLY OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS OF
                          APRIA HEALTHCARE GROUP INC.

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated             , 1998,
and the "Instructions as to Use of Apria Healthcare Group Inc. Subscription Warrants" relating to the offer by Apria Healthcare Group Inc. (the "Company") of, in the aggregate, $51,779,000 principal amount of 10% Convertible Subordinated Debentures due 2004 (the "Debentures") at a subscription price of $1,000 per $1,000 principal amount of Debentures (the "Subscription Price"), in cash, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of shares of the Common Stock
as of the close of business on             , 1998 (the "Record Date"). All
undefined capitalized terms used herein have the definition ascribed to them in the accompanying Prospectus.

     As described in the Prospectus, you will receive one transferable Right for each share of Common Stock carried by us in your account as of the Record Date. One thousand (1,000) whole Rights will entitle you to subscribe for $1,000 principal amount of the Debentures (the "Basic Subscription Privilege") at the Subscription Price. You will also have the right (the "Oversubscription Privilege"), subject to proration, to subscribe, at the Subscription Price, for additional Debentures available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges ("Excess Debentures"), at the Subscription Price. If there are insufficient Excess Debentures to satisfy all exercised Oversubscription Privileges, Excess Debentures will be allocated pro rata among all the holders of the Rights exercising Oversubscription Privileges, in proportion to the number of Debentures each such holder has purchased pursuant to his or her respective Basic Subscription Privilege. Your election to exercise the Oversubscription Privilege must be made at the time you exercise the Basic Subscription Privilege in full.

     Rights are transferable and holders that wish to sell their Rights may do so. The Rights will trade on the New York Stock Exchange (the "NYSE") up to and including the close of business on the last trading day prior to the Expiration Date.

     THE MATERIALS ENCLOSED ARE BEING FORWARD TO YOU AS THE BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF THE RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Debentures, or sell any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and "Instructions as to Use of Apria Healthcare Group Inc. Subscription Warrant." However, we urge you to read these documents carefully before instructing us to exercise or sell the Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the offering. The offering will expire at 5:00 P.M., New York
City time, on             , 199 , unless the offering is extended by the
Company. Once you have exercised a Right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any amount of Debentures to which you are entitled, or sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE
DIRECTED TO                at                .
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of $51,779,000 10% Convertible Subordinated Debentures due 2004 (the "Debentures") of Apria Healthcare Group Inc. (the "Company").

     This will instruct you whether to exercise or sell Rights to purchase the Debentures distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Apria Healthcare Group Inc. Subscription Warrant."

     BOX 1. [ ]  Please DO NOT EXERCISE RIGHTS for purchase of the Debentures.

     BOX 2. [ ]  Please EXERCISE RIGHTS for purchase of the Debentures as set forth below:

                           NUMBER OF           SUBSCRIPTION
                            RIGHTS                PRICE              PAYMENT
                           ---------           ------------          -------

Basic Subscription Right:               X      ---$---------  =       $-----    (Line 1)
                           ------

Oversubscription Right:                 X      ---$---------  =       $-----    (Line 2)
                           -----
                                Total Payment Required        =       $-----    (Sum of Lines 1 and 2;
                                                                                must equal total of amounts
                                                                                in Boxes 3 and 4)

     BOX 3. [ ] Please SELL RIGHTS for purchase of the Debentures.

     BOX 4. [ ] Payment in the following amount is enclosed.

     BOX 5. [ ] Please deduct payment from the following account maintained by you as follows:

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                                Type of Account
------------------------------------------------------
                                  Account No.

                                                        Amount to be deducted: $

Date:  , 1998
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                                  Signature(s)

Please type or print name(s) below

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